Exhibit1.1

DDR CORP.

(an Ohio corporation)

16,500,000 Common Shares

UNDERWRITING AGREEMENT

January 11, 2012

GOLDMAN, SACHS & CO.

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

PNC CAPITAL MARKETS LLC

As Representatives of the several Underwriters named in Schedule I-A hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

DDR Corp., an Ohio corporation (the “Company”), and Goldman, Sachs & Co. (“Goldman”) and Citigroup Global Markets Inc., as agent for one of its affiliates (“Citigroup” and, together with Goldman, in such capacities, the “Forward Sellers”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and Goldman and the letter agreement dated the date hereof between the Company and Citibank, N.A., acting through Citigroup as agent (each such letter agreement, a “Forward Agreement” and, together, the “Forward Agreements”), each relating to the forward sale by the Company of a number of common shares, par value $0.10 per share, of the Company (“Common Shares”) equal to the number of Common Shares to be borrowed and sold by each of the Forward Sellers pursuant to this Agreement, confirm their respective agreements with Goldman, Citigroup, Wells Fargo Securities, LLC (“Wells Fargo”) and PNC Capital Markets LLC (“PNC” and, together with Goldman, Citigroup and Wells Fargo, in such capacities, the “Representatives”) and each of the other Underwriters named in Schedule I-A hereto (collectively with the Representatives, the “Underwriters”) with respect to (i) the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares set forth in Schedules I-A and I-B hereto and (ii) the grant to the Underwriters, in each case acting severally and not jointly, of the option described in Section 3 hereof to purchase all or any part of 2,475,000 additional Common Shares (the “Option Underwritten Securities”). Goldman and Citibank, N.A., in their capacities as forward counterparties, are hereinafter referred to as the “Forward Counterparties.” The 16,500,000 Common Shares to be initially borrowed and sold by the Forward Sellers to the Underwriters (the “Initial Underwritten Securities”) and the up to 2,475,000 Common Shares to be borrowed and sold by the Forward Sellers to the Underwriters upon exercise by the Underwriters of the option described in Section 3 hereof are referred to collectively as the “Underwritten Securities,” subject to Section 3(b) hereof. The Underwritten Securities to be purchased by the Underwriters and any Common Shares to be issued and sold by the Company to the Underwriters pursuant to Section 13 hereof are hereinafter called, collectively, the “Securities.”

1. Representations and Warranties. The Company represents and warrants to each Underwriter, each Forward Seller and each Forward Counterparty, as of the date hereof, at the Applicable Time referred to in Section 1(c) hereof, as of the Closing Date (as hereinafter defined) and, if applicable, as of each Date of Delivery (as hereinafter defined) that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-162451), including the related preliminary prospectus or prospectuses. Such registration statement registers the issuance, if any, and sale by the Company of the Securities as contemplated by this Agreement under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the offering of the Securities (the “Prospectus Supplement”) in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The prospectus that is part of such registration statement and each prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus and the Prospectus Supplement in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement is herein called the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, as of any specified date.

(b) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) at the date hereof, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(c) The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on October 13, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted, are pending or, to the knowledge of the Company, have been threatened, and any request on the part of the Commission for additional information has been complied with.

If applicable, any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto (including amendments filed for the purpose of complying with Section 10(a)(3) of the 1933 Act) became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the date hereof, at the Applicable Time and at the Closing Date and at each Date of Delivery, the Registration Statement, as amended as of such date, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, as amended as of such date, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the date hereof, at the Applicable Time, at the time of any filing pursuant to Rule 424(b) of the 1933 Act Regulations and at the Closing Date and at each Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of the Securities as contemplated by this Agreement was and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information to be conveyed by the Underwriters to purchasers of the Securities at the Applicable Time as set forth in Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this Section 1(c) shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter, any Forward Seller or any Forward Counterparty expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:00 p.m. (New York City time) on January 11, 2012 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the prospectus and/or prospectus supplement relating to the Securities that is included in the Registration Statement immediately prior to the Applicable Time, including the documents incorporated by reference therein and any preliminary or other prospectus and/or prospectus supplement deemed to be a part thereof.

(d) Each Issuer Free Writing Prospectus identified on Schedule II hereto, as of its issue date and at all subsequent times through the completion of the offering of the Securities as contemplated by this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in Section 6(f) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter, any Forward Seller or Forward Counterparty specifically for use therein.

(e) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (a) at the time the Original Registration Statement became effective, (b) at the Applicable Time and (c) as of the date of this Agreement or the Closing Date or any Date of Delivery or during the period specified in Section 6(f) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise provided therein, (A) there has not occurred any material adverse change or any development that is reasonably likely to have a material adverse effect on the financial condition or in the earnings or business of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”) from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (B) there have been no transactions entered into by the Company or its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business and (C) except for regular quarterly distributions on the Common Shares, and regular distributions declared, paid or made in accordance with the terms of any class or series of the Company’s preferred shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares.

(g) The consolidated financial statements and supporting schedules of the Company included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus (in each case, other than any pro forma financial information and projections) present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and the supporting schedules, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information required to be stated therein. The selected financial data and the summary financial information included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus (in each case, other than any pro forma financial information and projections) present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 under the 1934 Act with respect to real estate operations acquired or to be acquired. The pro forma financial statements and the other pro forma financial information (including the notes thereto), if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information set forth therein, have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the

Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(h) PricewaterhouseCoopers LLP, who has expressed its opinion on the audited financial statements and related schedules included in, or incorporated by reference into, the Registration Statement, is an independent registered public accounting firm within the meaning of the 1933 Act and the applicable 1933 Act Regulations.

(i) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Ohio, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company is in possession of and operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, except where the failure to so possess or comply would not have a Material Adverse Effect; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to qualify and be in good standing would not have a Material Adverse Effect.

(j) Each significant subsidiary (as defined in Rule 405 of the 1933 Act Regulations and for purposes of such definition, the most recently completed fiscal year shall be the most recently completed fiscal year for which the Company has filed an Annual Report on Form 10-K) (each, a “Significant Subsidiary”), has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing or in full force and effect under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(k) The capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under “Description of Preferred Shares — Capitalization” and “Description of Common Shares — Capitalization”; the issued and outstanding capital shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other similar rights; and all of the issued and outstanding capital stock of the Company’s Significant Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable, and such issued and outstanding capital stock owned directly or indirectly by the Company is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus or for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not have a Material Adverse Effect.

(l) Any Common Shares to be issued and sold by the Company pursuant to Section 13 hereof have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and non-assessable; the Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of any Common Shares pursuant to Section 13 hereof is not subject to preemptive or other similar rights.

(m) The Common Shares (if any) to be purchased by the Forward Counterparties from the Company pursuant to the Forward Agreements have been duly authorized and reserved for issuance to the Forward Counterparties pursuant thereto and, when issued and delivered pursuant to the Forward Agreements against payment of the consideration therefor specified therein, will be validly issued, fully paid and non-assessable; and the issuance of such Common Shares will not be subject to any preemptive or other similar rights.

(n) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or its subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which would have a Material Adverse Effect or would materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the Forward Agreements or the transactions contemplated herein and therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including routine litigation incidental to the business, could not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no material contracts or documents of the Company or its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(o) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of the Company’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), or certificate of formation, certificate of limited partnership or other organizational document, as the case may be, or the Company’s Amended Code of Regulations, as amended (the “Code of Regulations”), or bylaws, operating agreement or partnership agreement, as the case may be, or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, where such defaults in the aggregate would have a Material Adverse Effect; and the execution and delivery of this Agreement and the Forward Agreements, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action, and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of (i) the provisions of the Articles of Incorporation or Code of Regulations or, (ii) to the Company’s knowledge, any law, administrative regulation or administrative or court order or decree except, in the case of clause (ii) hereof, for such conflicts, breaches, defaults, liens, charges, encumbrances or violations that would not have a Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or the Forward Agreements, except such as has been obtained or as may be required under the 1933 Act, the 1934 Act, state securities or Blue Sky laws or real estate syndication laws in connection with the purchase and distribution of the Securities by the Underwriters.

(p) The Company has full right, power and authority to enter into this Agreement and each Forward Agreement, and this Agreement and each Initial Forward Agreement has been duly authorized, executed and delivered by the Company, and each Additional Forward Agreement has been duly authorized by the Company and, if and when executed and delivered, will have been duly executed and delivered by the Company.

(q) Each of the Forward Agreements constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and the Forward Agreements conform in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(r) Starting with its taxable year ended December 31, 1993, the Company has elected under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a real estate investment trust (“REIT”), and such election has not been revoked or terminated. The Company has qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 2011 and the Company has operated and intends to continue to operate so as to qualify as a REIT thereafter.

(s) Neither the Company nor any of its subsidiaries is, or will be immediately after giving effect to the consummation of the transactions contemplated by this Agreement and the Forward Agreements, including the receipt of payment by the Company for Common Shares as contemplated by the Forward Agreements and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

(t) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.

(u) None of the Company or any of its wholly-owned subsidiaries or, to the Company’s knowledge, any of the officers and directors thereof acting on the Company’s or such subsidiaries’ behalf has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities or facilitation of the sale or resale of the Securities.

(v) (A) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company or its subsidiaries have good and marketable title or leasehold interest, as the case may be, to the portfolio properties, including, without limitation, shopping centers (including, without limitation, centers owned through unconsolidated joint ventures and others that are otherwise consolidated by the Company) and undeveloped land (the “Portfolio Properties”) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by the Company or its subsidiaries (except with respect to undeveloped land described in the Registration Statement, the General Disclosure Package and the Prospectus as being held by the Company through joint ventures), in each case free and clear of all liens, encumbrances, claims, security interests and defects (excluding mortgages for borrowed money) (collectively, “Defects”), except where such Defects would not have a Material Adverse Effect; (B) the joint venture interest in each property described in the Registration Statement, the General Disclosure Package and the Prospectus, as being held by the Company through a joint venture, is owned free and clear of all Defects except for such Defects that would not have a Material Adverse Effect; (C) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or its subsidiaries (excluding mortgages for borrowed money) are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, except for any such liens, charges, encumbrances, claims or restrictions that would not have a Material Adverse Effect; and (D) none of the Company, its wholly-owned subsidiaries or, to the knowledge of the Company, any lessee of any of the Portfolio Properties is in default under any of the leases governing the Portfolio Properties, except such defaults that would not have a Material Adverse Effect, and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect.

(w) The Company or its subsidiaries have title insurance on each of the Portfolio Properties (except with respect to each property described in the Registration Statement, the General Disclosure Package and the Prospectus as held by the Company through a joint venture) in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property and (B) the cost of construction of the improvements located on such Portfolio Property except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect; the joint venture owning each property described in the Registration Statement, the General Disclosure Package and the Prospectus as held by the Company through a joint venture has title insurance on such property in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property by such joint venture and (B) the cost of construction of the improvements located on such Portfolio Property, except in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

(x) The notes secured by the mortgages and deeds of trust encumbering the Portfolio Properties (except with respect to each property described in the General Disclosure Package and the Prospectus as held by the Company through a joint venture) are not convertible except where the conversion of such notes would not have a Material Adverse Effect, and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property that is not a Portfolio Property, except where such cross-default or cross-collateralization, if triggered, would not have a Material Adverse Effect.

(y) The Company has no knowledge of (a) the unlawful presence of any regulated hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) in violation of Environmental Laws (as hereinafter defined) on any of the Portfolio Properties or (b) any spills, releases, discharges or disposals of Hazardous Materials in violation of Environmental Laws that have occurred or are presently occurring from the Portfolio Properties as a result of any construction on or operation and use of the Portfolio Properties, which presence or occurrence would have a Material Adverse Effect. In connection with the construction on or operation and use of the Portfolio Properties, the Company represents that, as of the date of this Agreement, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and binding administrative and judicial orders relating to the generation, storage, handling, transport and disposal of any Hazardous Materials (“Environmental Laws”) that would have a Material Adverse Effect.

(z) The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has no knowledge of any material weaknesses in its internal control over financial reporting and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act of 2002, the 1933 Act and the 1934 Act.

(bb) No labor problem or dispute with the employees of the Company or its Significant Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, that would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplement thereto subsequent to the date of this Agreement).

(cc) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such material losses and risks and in such amounts as management of the Company believes to be prudent.

(dd) Neither the Company, nor any of its subsidiaries, nor any director or officer, nor to the knowledge of the Company, any agent or employee of the Company or any of its subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to unlawfully influence official action or secure an unlawful advantage; and the Company and its wholly-owned subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) (A) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions (“Sanctions”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Company will not, directly or indirectly, use the proceeds of the offering of the Securities or of the settlement of the Forward Agreements, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of Securities, whether as underwriter, advisor, investor or otherwise).

(C) For the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter, each Forward Seller and each Forward Counterparty.

2. Representations and Warranties by the Forward Sellers. Each of the Forward Sellers severally represents and warrants to each Underwriter and the Company as of the date hereof, as of the Applicable Time, as of the Closing Date, and, if the Forward Sellers are selling Option Underwritten Securities on a Date of Delivery, as of each such Date of Delivery, as follows:

(a) This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date and at each Date of Delivery, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Initial Underwritten Securities or the Option Underwritten Securities, as the case may be.

(b) The Forward Agreement between the Company and the applicable Forward Counterparty has been duly authorized, executed and delivered by such Forward Counterparty and constitutes a valid and binding agreement of such Forward Counterparty, enforceable against such Forward Counterparty in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c) Such Forward Seller will, at the Closing Date and at each Date of Delivery, have the free and unqualified right to transfer the Initial Underwritten Securities or the Option Underwritten Securities, as the case may be, to be sold by such Forward Seller, and the Initial Underwritten Securities or the Option Underwritten Securities, at the Closing Date or the relevant Date of Delivery, as the case may be, will be free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Initial Underwritten Securities or such Option Underwritten Securities, as the case may be, and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer the Initial Underwritten Securities or the Option Underwritten Securities, as the case may be, purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(d) (With respect to Citigroup only), such Forward Seller is acting as an agent for such affiliated Forward Counterparty in connection with the transactions contemplated hereby.

3. Purchase and Sale. (a) (i) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Forward Seller and the Company (with respect to any Common Shares issued and sold by the Company pursuant to Section 13 hereof), severally and not jointly, hereby agrees to sell to the

Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Forward Seller and the Company (with respect to any Common Shares issued and sold by the Company pursuant to Section 13 hereof) the respective numbers of Initial Underwritten Securities set forth in Schedule I-A hereto opposite its name (or the proportionate number of Common Shares to be issued and sold by the Company pursuant to Section 13 hereof, as the case may be) at $12.432 per share (the “Purchase Price”).

(ii) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Forward Seller (as set forth in Schedule I-B) and the Company (with respect to any Common Shares to be issued and sold by the Company pursuant to Section 13 hereto), severally and not jointly, agrees to sell to the Underwriters the Option Underwritten Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,475,000 Option Underwritten Securities at the Purchase Price less an amount equal to any dividend paid or payable on the Initial Underwritten Securities and not payable on the Option Underwritten Securities. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Option Underwritten Securities to be purchased by the Underwriters and the date on which such Option Underwritten Securities are to be purchased. Each purchase date must be at least one but within three business days after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. On each day, if any, that Option Underwritten Securities are to be purchased (a “Date of Delivery”), each Underwriter agrees, severally and not jointly, to purchase the number of Option Underwritten Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Underwritten Securities to be purchased on such Date of Delivery as the number of Initial Underwritten Securities set forth in Schedule I-A hereto opposite the name of such Underwriter bears to the total number of Initial Underwritten Securities.

(b) In the event that a Forward Seller does not borrow and deliver for sale the number of Common Shares set forth in Schedule I-B opposite the name of such Forward Seller (i) under the column captioned “Number of Initial Underwritten Securities To Be Sold” on the Closing Date or (ii) if applicable, under the column captioned “Number of Option Underwritten Securities To Be Sold” (or such proportionately reduced number of Option Underwritten Securities to be borrowed and delivered for sale by such Forward Seller based upon the number of Option Underwritten Securities as to which the option described in Section 3(a)(ii) hereof is being exercised on such Date of Delivery) on the applicable Date of Delivery, in each case pursuant to the terms of the applicable Forward Agreement, the Company shall, in accordance with Section 13 hereof, issue and sell in whole but not in part a number of Common Shares equal to the number of shares that such Forward Seller does not deliver. In such event, the aggregate number of Common Shares that such Forward Seller does so deliver for sale shall be the “Initial Underwritten Securities” or “Option Underwritten Securities,” as the case may be, with respect to such Forward Seller.

(c) If a Forward Seller does not borrow and deliver for sale the number of Common Shares set forth in Schedule I-B opposite the name of such Forward Seller (i) under the column captioned “Number of Initial Underwritten Securities To Be Sold” or (ii) if applicable, under the column captioned “Number of Option Underwritten Securities To Be Sold” (or such proportionately reduced number of Option Underwritten Securities to be borrowed and delivered for sale by such Forward Seller based upon the number of Option Underwritten Securities as to which the option described in Section 3(a)(ii) hereof is being exercised on such Date of Delivery), as the case may be, such Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

4. Delivery and Payment. Payment for the Underwritten Securities shall be made by the Underwriters to each Forward Seller (or, in the case of delivery of any Common Shares to be issued and sold by the Company in accordance with Section 13 hereof, to the Company) in Federal or other funds immediately available in New York City against delivery of such Underwritten Securities (or any Common Shares to be issued and sold by the Company pursuant to Section 13 hereof, as the case may be) for the respective accounts of the Underwriters at 10:00 a.m., New York City time, on January 18, 2012. Delivery of the Initial Underwritten Securities and the Option Underwritten Securities (if the option provided for in Section 3(a)(ii) hereof shall have been exercised on or before the third business day prior to the Closing Date), as well as any Common Shares issued and sold by the Company pursuant to Section 13 hereof in lieu of such Underwritten Securities, shall be made at 10:00 a.m., New York City time, by causing The Depository Trust Company (“DTC”) to credit the respective accounts of the Underwriters at DTC, on January 18, 2012, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 13 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Initial Underwritten Securities and the Option Underwritten Securities, as well as any Common Shares issued and sold by the Company pursuant to Section 13 hereof in lieu of such Underwritten Securities or Option Underwritten Securities, shall be made, and the Initial Underwritten Securities and the Option Underwritten Securities, as well as any Common Shares issued and sold by the Company pursuant to Section 13 hereof in lieu of such Initial Underwritten Securities or Option Underwritten Securities, shall be registered in the name of Cede & Co. as nominee of DTC, and available for checking in New York, New York at least one full business day prior to the Closing Date or the relevant Date of Delivery, as the case may be.

If the option provided for in Section 3(a)(ii) hereof is exercised after the third business day prior to the Closing Date, delivery of the Option Underwritten Securities shall be made to the Underwriters on the date specified by the Representatives (which shall be at least one but within three business days after written notice of the exercise of said option is given) for the respective accounts of the several Underwriters. Payment for any Option Underwritten Securities shall be made by the Underwriters to each Forward Seller (or, in the case of delivery of any Common Shares to be issued and sold by the Company pursuant to Section 13 hereof, to the Company) in Federal or other funds immediately available in New York City against delivery of such Option Underwritten Securities (or any Common Shares to be issued and sold by the Company pursuant to Section 13 hereof, as the case may be) for the respective accounts of the Underwriters at 10:00 a.m., New York City time, by causing DTC to credit the respective accounts of the Underwriters at DTC on the date specified in the corresponding notice described in Section 3(a)(ii) or at such other time on the same or such later date not more than three business days after the foregoing date as shall be designated in writing by the Representatives. If settlement for the Option Underwritten Securities (or any Common Shares to be issued and sold by the Company pursuant to Section 13 hereof) occurs after the Closing Date, the Company will deliver to the Representatives, the Forward Purchasers and the Forward Counterparties on each Date of Delivery, and the obligation of the Underwriters to purchase the Option Underwritten Securities (or any Common Shares to be issued and sold by the Company pursuant to Section 13 hereof) shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the General Disclosure Package and the Prospectus.

6. Agreements. The Company agrees with the Forward Sellers, the Forward Counterparties and the Underwriters that:

(a) Immediately following the execution of this Agreement, the Company, subject to Section 6(c) hereof, will prepare a Prospectus Supplement containing the Rule 430B Information, and the Company will effect the filings required under Rule 424(b) of the 1933 Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus Supplement filed pursuant to Rule 424(b)).

(b) The Company will advise the Representatives and the Forward Sellers promptly (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (ii) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities or if the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations. The Company will use its reasonable best efforts to prevent the issuance of any stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives and the Forward Sellers promptly of any request by the Commission for any amendment of or supplement to the Registration Statement, the filing of a new registration statement relating to the Securities, any amendment of or supplement to the Prospectus or for additional information.

(c) At any time when the Prospectus relating to the Securities is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Securities (the “Prospectus Delivery Period”), the Company will give the Representatives and the Forward Sellers notice of its intention to file any amendment to the Registration Statement, a new registration statement relating to the Securities or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish the Representatives and the Forward Sellers with copies of any such amendment or supplement or such new registration statement a reasonable amount of time prior to such proposed filing, and will not file any such amendment or supplement or such new registration statement or other documents in a form to which the Representatives or the Forward Sellers or counsel for the Underwriters or counsel for the Forward Sellers shall reasonably object in writing or which is not in material compliance with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, as applicable; provided, however, that with respect to any proposed amendment or supplement resulting solely from the incorporation by reference of any report to be filed under the 1934 Act and the 1934 Act Regulations, the Company will only be required to furnish the Representatives and the Forward Sellers with copies of such report a reasonable amount of time prior to the proposed filing thereof. The Company will give the Representatives and the Forward Sellers notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives and the Forward Sellers with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or the Forward Sellers or counsel for the Underwriters or counsel for the Forward Sellers shall reasonably object.

(d) At the request of an Underwriter or a Forward Seller, the Company will deliver to such Underwriter or such Forward Seller a conformed copy of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith and documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act or otherwise deemed to be a part thereof).

(e) The Company will furnish to each Underwriter and each Forward Seller, upon written request, as many copies of each preliminary prospectus and any amendment or supplement thereto as such Underwriter or such Forward Seller reasonably requests (which copies may be delivered via email), and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter and each Forward Seller, from time to time during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter or such Forward Seller may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.

(f) If, during the Prospectus Delivery Period, any event relating to or affecting the Company occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or to file a new registration statement relating to the Securities or amend or supplement the Prospectus to comply with the 1933 Act or the 1934 Act, the Company will promptly notify the Underwriters and the Forward Sellers thereof and, subject to Section 6(c) hereof, will amend the Registration Statement, file such new registration statement or amend or supplement the Prospectus, as applicable, to correct such statement or omission whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements; the Company will use its reasonable best efforts to have such amendment or such new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters and the Forward Sellers a reasonable number of copies of such amendment or supplement or such new registration statement. If at any time after the date of this Agreement, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Applicable Time or at the time it is delivered or conveyed to a purchaser, not misleading, the Company will promptly notify the Underwriters and the Forward Sellers and, subject to Section 6(c) hereof, will promptly amend or supplement in a manner reasonably satisfactory to the Representative and the Forward Sellers, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If, prior to the completion of the public offer and sale of the Securities, at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and the Forward Sellers and, subject to Section 6(c) hereof, will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 7 hereof.

(g) If immediately prior to the third anniversary of October 13, 2009 (such third anniversary, the “Renewal Deadline”) any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, promptly notify the Underwriters and the Forward Sellers and file, if it has not already done so and is eligible to do so, an automatic shelf registration statement (as defined in Rule 405 of the 1933 Act Regulations) relating to the Securities, in a form satisfactory to the Representatives and the Forward Sellers. If at the Renewal Deadline any of the Securities remain unsold by the Underwriters and the Company is not eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, promptly notify the Underwriters and the Forward Sellers and file a new shelf registration statement or post-effective amendment on the proper form relating to the Securities in a form satisfactory to the Representatives and the Forward Sellers, and will use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable after the Renewal Deadline and promptly notify the Underwriters and the Forward Sellers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating thereto. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(h) The Company will cooperate with the Underwriters to enable the Securities to be qualified for sale under the securities laws and real estate syndication laws of such jurisdictions as the Representatives may reasonably designate and at the reasonable request of the Representatives will make such applications and furnish such information as may be required of it as the issuer of the Securities for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process or to become subject to taxation as a foreign business in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Securities to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Securities; and in each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or to take any action that would subject it to general service of process in any jurisdiction where it is not so qualified or where it would be subject to taxation as a foreign business.

(i) With respect to each sale of Securities, the Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement in form complying with the provisions of Rule 158 of the 1933 Act Regulations for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j) During the period of five years from the date hereof or, in the case of the Forward Sellers, until the expiration or termination of the Forward Agreements, to the extent not otherwise available on EDGAR or the Company’s website, the Company will deliver to the Underwriters and the Forward Sellers (i) copies of each annual report of the Company and each other report furnished by the Company to its shareholders, (ii) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its security holders as such, and (iii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

(k) The Company will use the net proceeds received by it from the sale of Securities or from the settlement of the Forward Agreements, as the case may be, in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(l) The Company will use its reasonable best efforts to continue to meet the requirements to qualify as a REIT under the Code for the taxable year in which sales of the Securities are to occur, unless otherwise specified in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) The Company, during the Prospectus Delivery Period, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(n) The Company represents and agrees that, unless it obtains the prior written consent of the Representatives and the Forward Sellers, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, the Representatives and the Forward Sellers, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405; provided, however, that the prior written consent of the Company, the Representatives and the Forward Sellers shall be deemed to have been given in respect of any Issuer Free Writing Prospectus(es) included on Schedule II hereto. Any such free writing prospectus consented to in writing by the Company, the Representatives and the Forward Sellers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(o) For a period from the date of the Prospectus through and including the 45th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives, issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or otherwise dispose of, or contract to dispose of, any Common Shares, any securities substantially similar to the Common Shares or any other securities convertible into or exercisable or exchangeable for Common Shares. However, these restrictions do not apply to (A) borrowings under the Company’s credit facilities, (B) the issuance of Common Shares upon conversion of the Company’s 3.00% Convertible Senior Notes due 2012 or the Company’s 1.75% Convertible Senior Notes due 2040, (C) any debt or equity securities issued in connection with acquisition transactions, including the acquisition of real property or interests therein, including mortgage or leasehold interests or in conjunction with any joint venture transaction to which the Company is or becomes a party, provided that any such issuances during the Lock-up Period in the aggregate do not exceed 5% of the outstanding Common Shares as of the date of such issuance, (D) securities issued in connection with the Company’s employee benefit plans, share option plans, any equity-based compensation plan or arrangement and/or distribution reinvestment plans existing at the date of this Agreement, (E) securities issued pursuant to currently outstanding options, warrants or rights or (F) the delivery of Common Shares pursuant to the Forward Agreements or this Agreement.

In the event that either (x) during the last 17 days of the Lock-up Period referred to above, the Company issues an earnings release or a press release announcing a significant event or (y) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results or issue a press release announcing a significant event during the 17-day period beginning on the last day of such Lock-up Period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the first day following the date of the earnings release or press release, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Common Shares are “actively traded securities” (as defined in Regulation M).

(p) During the Lock-up Period, the Company will not waive or otherwise agree to allow Mr. Alexander Otto or any member of the Otto Family (as such term is defined in the Investors’ Rights Agreement, dated as of May 11, 2009, between Mr. Otto and the Company (the “Investors’ Rights Agreement”)) to sell any Common Shares other than as permitted in Section 3.1(f) of the Investors’ Rights Agreement, as such agreement exists on the date of this Agreement.

(q) The Company will use its best efforts to cause (i) the Common Shares (if any) to be issued pursuant to Physical Settlement or Net Share Settlement (as each such term is defined in the Forward Agreements) of each Forward Agreement and (ii) the Common Shares (if any) to be issued and sold by the Company pursuant to Section 13 hereof, to be approved for listing on the New York Stock Exchange (the “NYSE”) as of the date such Common Shares are issued upon such Physical Settlement or Net Share Settlement, the Closing Date or the relevant Date of Delivery, as the case may be.

(r) Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any of their securities to facilitate the sale or resale of the Securities.

(s) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s registered public accounting firm in connection with the registration and delivery of the Securities under the 1933 Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivery of copies thereof to the Underwriters, the Forward Sellers and dealers, in the quantities hereinabove specified, and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws and real estate syndication laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum (provided that the amount for such memorandum shall not exceed $5,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority (provided that any fees of such counsel shall not exceed $5,000), (v) all costs and expenses incident to listing the Securities on the NYSE, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6(s) and Sections 8 and 9 hereof, and as otherwise provided in the Forward Agreements, the Underwriters, Forward Sellers and Forward Counterparties will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Initial Underwritten Securities (or any Common Shares to be issued and sold by the Company pursuant to Section 13 hereof in lieu thereof) and the Option Underwritten Securities (or any Common Shares to be issued and sold by the Company pursuant to Section 13 hereof in lieu thereof), as the case may be, and the obligations of the Forward Sellers to deliver and sell the Initial Underwritten Securities and the Option Underwritten Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of this Agreement, the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement has become effective and, on the Closing Date and at any Date of Delivery, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, (iv) the Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations, and (v) there shall not have come to your attention any facts that would cause you to believe that (a) the Prospectus, at the time it was required to be delivered or made available to purchasers of the Securities or (b) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

(b) At the time of execution of this Agreement, the Representatives and the Forward Sellers shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, dated the date hereof, in form and substance satisfactory to the Representatives and the Forward Sellers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters.

(c) On the Closing Date, the Representatives and the Forward Sellers shall have received from PricewaterhouseCoopers LLP a letter, addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, dated the Closing Date, to the effect that such accountants reaffirm, as of the Closing Date, and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (b) of this Section 7, except that the specified date will be a date not more than three days prior to the Closing Date.

(d) On the Closing Date (i) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to the use of the automatic shelf registration statement form, (iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding therefor shall have been instituted or threatened by the Commission and (v) the Representatives, the Forward Sellers and the Forward Counterparties shall have received on the Closing Date a certificate of the President and Chief Executive Officer or the Senior Executive Vice President and Chief Administrative Officer of the Company and the Chief Financial Officer, the Chief Accounting Officer or the Senior Vice President of Capital Markets of the Company, dated as of the Closing Date, evidencing compliance with the provisions of this subsection (d).

(e) The Representatives, the Forward Sellers and the Forward Counterparties shall have received certificates, dated the Closing Date, of the President and Chief Executive Officer or the Senior Executive Vice President and Chief Administrative Officer of the Company and the Chief Financial Officer, the Chief Accounting Officer or the Senior Vice President of Capital Markets of the Company, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Date.

(f) On the Closing Date, the Representatives and the Forward Sellers shall have received from Jones Day, counsel for the Company, an opinion, addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, dated as of the Closing Date, substantially in the form set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters and counsel to the Forward Sellers may reasonably request.

(g) On the Closing Date, the Representatives and the Forward Sellers shall have received from Sidley Austin LLP, counsel for the Underwriters and counsel for the Forward Sellers, addressed to the Underwriters, the Forward Sellers and the Forward Counterparties, their opinion or opinions dated the Closing Date in form and substance satisfactory to the Representatives and the Forward Sellers, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

In giving their opinions, Sidley Austin LLP may rely as to matters involving the laws of the State of Ohio upon the opinion of Jones Day. Jones Day and Sidley Austin LLP may rely (i) as to the qualification of the Company or its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, telephonic confirmation by representatives of such states or confirmation from information contained on the websites of such states and (ii) as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company or its subsidiaries.

(h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any nationally recognized statistical rating organization; or

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) At the time of execution of this Agreement, the Representatives shall have received lock-up agreements substantially in the form of Exhibit B hereto (the “Lock-up Agreements”) from each of the executive officers and directors listed on Schedule III hereto.

(j) The Common Shares reserved for listing upon issuance following Physical Settlement or Net Share Settlement (as each such term is defined in the Forward Agreements) of each Forward Agreement and the Common Shares (if any) to be sold by the Company pursuant to Section 13 hereof shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k) The Company shall have furnished to the Representatives and the Forward Sellers, as the case may be, such additional certificates as the Representatives or the Forward Sellers, as the case may be, may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties made herein by them, as to compliance, at and as of the Closing Date, by them with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date, and as to other conditions to the obligations of the Underwriters hereunder.

(l) In the event the Representatives exercise their option as set forth in Section 3 hereof to purchase all or any portion of the Option Underwritten Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Representatives, the Forward Sellers and the Forward Counterparties shall have received:

(i) A letter from PricewaterhouseCoopers LLP in form and substance satisfactory to the Representatives and the Forward Sellers and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives, the Forward Sellers and the Forward Counterparties pursuant to Section 7(c) hereof, except that the specified date in the letter furnished pursuant to this Section 7(l)(i) shall be a date not more than three days prior to such Date of Delivery.

(ii) A certificate, dated such Date of Delivery, of the President and Chief Executive Officer or the Senior Executive Vice President and Chief Administrative Officer of the Company and the Chief Financial Officer, the Chief Accounting Officer or the Senior Vice President of Capital Markets of the Company confirming that the certificate delivered on the Closing Date pursuant to Sections 7(d) and (e) hereof remains true as of such Date of Delivery.

(iii) The opinion of Jones Day, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and counsel for the Forward Sellers, dated such Date of Delivery, relating to the Option Underwritten Securities and otherwise to the same effect as the opinion required by Section 7(f) hereof.

(iv) The opinion of Sidley Austin LLP, counsel for the Underwriters and counsel for the Forward Sellers, dated such Date of Delivery, relating to the Options Securities and otherwise to the same effect as the opinion required by Section 7(g) hereof.

(i) Such additional certificates, dated such Date of Delivery, as the Representatives and the Forward Sellers may have reasonably requested pursuant to Section 7(k) hereof.

If any of the conditions hereinabove provided for in this Section 7 shall not have been satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date (or the relevant Date of Delivery), but the Representatives shall be entitled to waive any of such conditions.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because of any termination pursuant to Section 7 or Section 11 hereof, the Company will reimburse the Underwriters, the Forward Sellers and the Forward Counterparties severally through the Representatives or the Forward Sellers, as the case may be, on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter (including, for this purpose, any affiliated broker-dealer of such Underwriter participating as an initial seller in the offering of the Securities) and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Forward Seller and Forward Counterparty and each person, if any, who controls any Forward Seller or Forward Counterparty within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein (with respect to any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus only, in the light of the circumstances under which they were made) or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter, any Forward Seller or any Forward Counterparty furnished to the Company in writing by such Underwriter, such Forward Seller or such Forward Counterparty expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Forward Seller and Forward Counterparty and each person, if any, who controls any Forward Seller or Forward Counterparty within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) hereof, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party reasonably concludes that the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 9(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (x) reimburses such indemnified party in accordance with such request to the extent that the indemnifying party in its judgment considers such request to be reasonable and (y) provides written notice to the indemnified party stating the reason it deems the unpaid balance unreasonable, in each case no later than 45 days after receipt by such indemnifying party of the aforesaid request from the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless (i) such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Underwriters and the Forward Sellers in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company (which benefits shall be deemed equal to the proceeds that would be received by the Company upon Physical Settlement of the Forward Agreements assuming a Forward Price (as such term is defined in the Forward Agreements) equal to the Purchase Price of all of the Securities), the total underwriting discount received by the Underwriters as set forth in the table on the cover page of the Prospectus and, in the case of the Forward Sellers, the Fixed Charge deducted from the Forward Price (as each such term is defined in the Forward Agreements), net of any costs associated therewith, respectively, bear to the aggregate public offering price of the Securities. The relative fault of the Company, the Underwriters and the Forward Sellers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Underwriters or the Forward Sellers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

(e) The Company, the Underwriters and the Forward Sellers agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this

Agreement, (ii) any investigation made by or on behalf of an Underwriter or any person controlling such Underwriter, by or on behalf of a Forward Seller or any person controlling such Forward Seller or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

10. Default by an Underwriter. If one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I-A hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I-A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to the nondefaulting Underwriters, the Forward Sellers, the Forward Counterparties or the Company. In any such case the nondefaulting Underwriters, the Company or each Forward Seller shall have the right to postpone the Closing Date or the relevant Date of Delivery, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangement may be effected. Nothing contained in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the Company and the nondefaulting Underwriters for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination by notice given by the Representatives to the Company and each Forward Seller, if after the execution and delivery of this Agreement and prior to delivery of and payment for the Securities: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the NYSE or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services has occurred in the United States, (iv) if the rating assigned by any nationally recognized statistical rating organization to any securities of the Company as of the date of this Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any securities of the Company on what is commonly termed a “watch list” for possible downgrading, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), or (vi) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Forward Sellers, the Forward Counterparties and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Forward Seller or Forward Counterparty or the Company or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Additional Issuance and Sale by the Company. In the event that a Forward Seller does not to deliver for sale the number of Common Shares set forth in Schedule I-B opposite the name of such Forward Seller (i) under the column captioned “Number of Initial Underwritten Securities To Be Sold” on the Closing Date or (ii) if applicable, under the column captioned “Number of Option Underwritten Securities To Be Sold” (or such proportionately reduced number of Option Underwritten Securities to be borrowed and delivered for sale by such Forward Seller based upon the number of Option Underwritten Securities as to which the option described in Section 3(a)(ii) hereof is being exercised on such Date of Delivery) under the column captioned “Number of Option Underwritten Securities to be Sold,” as the case may be, the Company shall issue and sell in whole but not in part a number of Common Shares equal to the number of shares that such Forward Seller does not deliver. The Representatives shall have the right to postpone the Closing Date or the relevant Date of Delivery for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements. A Forward Seller shall have no liability whatsoever for any Securities it does not deliver to the Underwriters or any other party if the applicable Forward Agreement does not become effective because all of the conditions to effectiveness set forth in Section 10(a) of the applicable Forward Agreement have not been satisfied.

14. No Fiduciary Relationship. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. Additionally, the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15. Notices. All communications hereunder will be in writing and, if sent to the Representatives and/or the Forward Sellers, will be mailed, delivered or telecopied and confirmed to (a) Goldman, Sachs & Co., 200 West Street, New York, New York 10282,

Attention: Registration Department, (b) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Facsimile: (212) 816-7912, Attention: General Counsel, (c) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Facsimile: (212) 214-5918, Attention: Equity Syndicate Department or (d) PNC Capital Markets LLC, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Facsimile: (412) 762-2760, Attention: Robert Thomas. Notices to the Company shall be mailed, delivered or telecopied and confirmed to it at 3300 Enterprise Parkway, Beachwood, Ohio 44122, Attention: General Counsel.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons and directors referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. WAIVER OF JURY TRIAL. THE COMPANY, THE FORWARD SELLERS AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20. Counterparts. This Agreement may be signed in one or more counterparts (including by facsimile), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Forward Sellers and the Underwriters.

Very truly yours, DDR CORP.

By:	/s/ David J. Oakes
Name: David J. Oakes
Title: Senior Executive Vice President &
Chief Executive Officer

Goldman, Sachs & Co., Acting in its capacity as Forward Seller

/s/ Bennett J. Schachter
(Goldman, Sachs & Co.)

Goldman, Sachs & Co.,

Acting in its capacity as Forward Counterparty,

solely as the recipient and/or beneficiary of certain

representations, warranties, covenants and

indemnities set forth in this Agreement

/s/ Bennett J. Schachter
(Goldman, Sachs & Co.)

Citigroup Global Markets Inc., Acting in its capacity as Forward Seller and as agent for Citibank, N.A.

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

Citibank, N.A. Acting in its capacity as Forward Counterparty, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Signatory

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN, SACHS & CO.

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

PNC CAPITAL MARKETS LLC

By: /s/ Goldman, Sachs & Co.

(Goldman, Sachs & Co.)

By: Citigroup Global Markets Inc.

By: /s/ John Wieker

Name: John Wieker

Title: Director

By: Wells Fargo Securities, LLC

By: /s/ David Herman

Name: David Herman

Title: Director

By: PNC Capital Markets LLC

By: /s/ Robert W. Thomas

Name: Robert W. Thomas

Title: Managing Director

Acting on behalf of themselves and the several

Underwriters named in Schedule I-A hereto.

SCHEDULE I-A

Underwriter	Number of Initial Underwritten Securities to be Purchased
Goldman, Sachs & Co.	3,382,500
Citigroup Global Markets Inc.	3,382,500
Wells Fargo Securities, LLC	3,176,250
PNC Capital Markets LLC	3,176,250
Capital One Southcoast, Inc.	990,000
Morgan Keegan & Company, Inc.	990,000
RBS Securities Inc.	990,000
Scotia Capital (USA) Inc.	412,500

Total	16,500,000

SCHEDULE I-B

Name	Number of Initial Underwritten Securities To Be Sold	Number of Option Underwritten Securities To Be Sold
Goldman, Sachs & Co.	8,250,000	1,237,500

Citigroup Global Markets Inc.	8,250,000	1,237,500

SCHEDULE II

SPECIFY EACH ISSUER FREE WRITING PROSPECTUS OR OTHER

INFORMATION CONVEYED ORALLY BY UNDERWRITERS TO PURCHASERS

INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

Number of Initial Underwritten Securities: 16,500,000

Number of Option Underwritten Securities: 2,475,000

Price to public: $12.95 per share

SCHEDULE III

List of Persons to Sign Lock-up Agreements

Terrance R. Ahern

James C. Boland

Thomas Finne

Paul W. Freddo

Robert H. Gidel

Daniel B. Hurwitz

John S. Kokinchak

Volker Kraft

Rebecca L. Maccardini

Victor B. MacFarlane

Craig Macnab

David J. Oakes

Scott D. Roulston

Barry A. Sholem

Christa Vesy

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 7(f)

[Form of Lock-Up Agreement]	Exhibit B

January 11, 2012

GOLDMAN, SACHS & CO.

CITIGROUP GLOBAL MARKETS INC.

WELLS FARGO SECURITIES, LLC

PNC CAPITAL MARKETS LLC

As Representatives of the several Underwriters

named in Schedule I-A to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: DDR Corp. – Lock-Up Agreement

Ladies and Gentlemen:

We refer to the Underwriting Agreement (the “Underwriting Agreement”), dated January 11, 2012, between DDR Corp., an Ohio corporation (the “Company”), the Forward Sellers (as defined therein), the Forward Counterparties (as defined therein) and you as Representatives of the Underwriters named therein (the “Underwriters”), relating to the underwritten public offering (the “Offering”) of 16,500,000 (the “Shares”) common shares, par value $0.10 per share, of the Company (the “Common Shares”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 45 days after the date of the final Prospectus covering the Offering (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively, the “Undersigned’s Shares”). In the event that either (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or a press release announcing a significant event or (y) prior to the expiration of the Lock-Up Period, the Company announces that the Company will release earnings results or a press release announcing a significant event during the 17-day period beginning on the last day of the Lock-Up Period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the first day following the date of the earnings release or press release, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the Lock-Up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Common Shares are “actively traded securities” (as defined in Regulation M).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts provided that, if the donee thereof is a member of the undersigned’s immediate family, such donee agrees to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) as sales of Common Shares to satisfy tax obligations (withholding or otherwise) of the undersigned in connection with the grant by the Company to the undersigned of equity awards, or the vesting of equity awards acquired by the undersigned or the distribution to the undersigned of a deferred equity award, in each case pursuant to equity incentive and deferral plans existing and as in effect on the date of this Lock-Up Agreement, [for Dan Hurwitz, insert the following: (iv) pursuant to a written plan for trading securities in effect on the date of this Lock-Up Agreement, which plan was established pursuant to and in accordance with Rule 10b5-1(c) of the 1934 Act Regulations, it being understood that the undersigned may amend such plan during the Lock-Up Period as long as such amendment does not take effect prior to the end of the Lock-Up Period] or [(v)] with the prior written consent of the Representatives; provided, however, that in the case of clause (i) or (ii), no such transfer is required to be filed with the Securities and Exchange Commission pursuant to a Form 4—Statement of Changes of Beneficial Ownership and the undersigned does not otherwise voluntarily effect a filing on such Form 4 regarding such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; and provided, further, that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

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